   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 3, 1996

                                                  REGISTRATION NO. 333-1455
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------

                              AMENDMENT NO. 1

                                    TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                               ----------------

                            FIRST BANK SYSTEM, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                DELAWARE                               41-0255900
        (STATE OF INCORPORATION)          (I.R.S EMPLOYER IDENTIFICATION NO.)
            FIRST BANK PLACE                       LEE R. MITAU, ESQ.
        601 SECOND AVENUE SOUTH                     FIRST BANK PLACE
   MINNEAPOLIS, MINNESOTA 55402-4302            601 SECOND AVENUE SOUTH
             (612) 973-1111                MINNEAPOLIS, MINNESOTA 55402-4302
    (ADDRESS AND TELEPHONE NUMBER OF                 (612) 973-1111
    REGISTRANT'S PRINCIPAL EXECUTIVE         (ADDRESS AND TELEPHONE NUMBER
                OFFICES)                         OF AGENT FOR SERVICE)
                                    COPY TO:
        CHARLES F. SAWYER, ESQ.                 JEFFREY D. BERMAN, ESQ.
          DORSEY & WHITNEY LLP                   DAVIS POLK & WARDWELL
         220 SOUTH SIXTH STREET                   450 LEXINGTON AVENUE
   MINNEAPOLIS, MINNESOTA 55402-4302              NEW YORK, N.Y. 10017

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the box. [_]

  Pursuant to Rule 429, the Prospectus contained in this Registration Statement also relates to and constitutes Post-Effective Amendment No. 1 to Registration Statement No. 33-58521, most recently declared effective on May 26, 1995.

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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- --------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                SUBJECT TO COMPLETION, DATED APRIL 3, 1996

PROSPECTUS

                                 $1,500,000,000

           FIRST BANK SYSTEM, INC.

     LOGO
      DEBT SECURITIES, PREFERRED STOCK,DEPOSITARY SHARES AND DEBT WARRANTS

                                  -----------

  First Bank System, Inc. ("FBS" or the "Company") may offer from time to time in one or more series (i) its unsecured debt securities, which may be senior (the "Senior Notes") or subordinated (the "Subordinated Notes," and together with the Senior Notes (the "Debt Securities"); (ii) shares of its preferred stock (the "Preferred Stock"); (iii) depositary shares (the "Depositary Shares") representing fractional shares of Preferred Stock and evidenced by depositary receipts; or (iv) warrants to purchase Debt Securities (the "Debt Warrants"), in an aggregate principal amount not to exceed $1,500,000,000, or its equivalent (based on the applicable exchange rate at the time of the offering) in such foreign currency or units of two or more foreign currencies (each, a "Currency"), as may be designated by the Company at the time of the offering, on terms to be determined at the time of sale. The Debt Securities, Preferred Stock, Depositary Shares and Debt Warrants (collectively, the "Securities") will be offered for sale directly to purchasers or through dealers, underwriters or agents to be designated. The Securities will be offered to the public at prices and on terms determined at the time of offering. The Securities may be sold for U.S. dollars or other Currencies and any amounts payable by the Company in respect of the Securities may likewise by payable in U.S. dollars or other Currencies.

  The specific terms with respect to a series or issue of Securities such as
(i) the terms of any Debt Securities offered, including, where applicable, their title, ranking, aggregate principal amount, maturity, rate of interest (or method of calculation) and time of payment thereof, any redemption or repayment terms, any restrictive covenants, the Currency or Currencies in which such Debt Securities will be denominated or payable, any index, formula or other method pursuant to which principal, premium, if any, or interest, if any, may be determined, any conversion or exchange provisions, and other specific terms not described in this Prospectus; (ii) the terms of any Preferred Stock offered, including, where applicable, the specific designation, number of shares, dividend rate (or method of calculation) and time of payment thereof, liquidation preference, any redemption or repayment terms, any conversion or exchange provisions, any voting rights, and other specific terms not described in this Prospectus; (iii) the terms of any Depositary Shares offered which are not described in this Prospectus, including the fraction of a share of Preferred Stock represented by each such Depositary Share; and (iv) the initial public offering price and the net proceeds to the Company and other specific terms related to the offered Securities, will be set forth in one or more supplements to this Prospectus (each a "Prospectus Supplement").

  The Senior Notes, when issued, will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company. The Subordinated Notes, when issued, will be subordinated as described herein under "Description of Debt Securities--Subordination of Subordinated Notes."

                                  -----------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR  DISAP-
  PROVED BY  THE SECURITIES  AND EXCHANGE  COMMIS-
   SION OR  ANY STATE  SECURITIES COMMISSION  NOR
    HAS THE COMMISSION  OR ANY STATE  SECURITIES
     COMMISSION PASSED  UPON  THE  ACCURACY  OR
      ADEQUACY OF THIS PROSPECTUS. ANY  REPRE-
       SENTATION TO THE CONTRARY IS A  CRIMI-
        NAL OFFENSE.

                                  -----------

  The Securities may be sold to or through underwriters, dealers or agents for public offering or directly to other purchasers pursuant to the terms of the offering fixed at the time of sale. See "Plan of Distribution." Any underwriters, dealers or agents participating in an offering of Securities will be named in the accompanying Prospectus Supplement or Prospectus Supplements. Such underwriters, dealers or agents may be deemed "underwriters" within the meaning of the Securities Act of 1933.

                                  -----------

              THE DATE OF THIS PROSPECTUS IS APRIL   , 1996.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices at Seven World Trade Center, 13th floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Reports, proxy statements and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

  The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents of the Company which have been filed with the Commission are hereby incorporated by reference in this Prospectus:

    (a) Annual Report on Form 10-K for the year ended December 31, 1995; and

    (b) Current Reports on Form 8-K filed January 9, 1996, January 19, 1996 and January 30, 1996.

  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or any portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to any person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference, other than certain exhibits to such documents for which the Company may impose a copying charge. Requests for such copies should be directed to Karin E. Glasgow, First Bank System, Inc., First Bank Place, 601 Second Avenue South, Minneapolis, Minnesota 55402-4302, telephone number (612) 973-1111.

  Unless otherwise indicated, currency amounts in this Prospectus and any Prospectus Supplement are stated in United States dollars ("$" or "dollars").

                               ----------------

  Notice to North Carolina purchasers: the Commissioner of Insurance of the State of North Carolina has not approved or disapproved this offering nor has the Commissioner passed upon the accuracy or adequacy of this prospectus.

                               ----------------

                            FIRST BANK SYSTEM, INC.

GENERAL

  FBS is a regional bank holding company headquartered in Minneapolis, Minnesota. FBS is comprised of eight banks, a savings association and other financial companies with more than 350 offices, located primarily in the 11 states of Minnesota, Colorado, Illinois, Montana, North Dakota, South Dakota, Wisconsin, Iowa, Nebraska, Kansas and Wyoming. Through its subsidiaries, FBS provides commercial and agricultural finance, consumer banking, trust, capital markets, treasury management, investment management, data processing, leasing, mortgage banking and brokerage services. At December 31, 1995, FBS and its consolidated subsidiaries had consolidated assets of $33.9 billion, consolidated deposits of $22.5 billion and shareholders' equity of $2.7 billion.

  The subsidiary banks of FBS engage in general commercial banking business, principally in domestic markets, and provide banking and ancillary services to individuals, businesses, institutional organizations, governmental entities and other financial institutions. The largest subsidiary bank, First Bank National Association ("FBNA"), had assets of $16.1 billion at December 31, 1995.

  FBS is a legal entity separate and distinct from its banking and non-banking affiliates. The principal sources of FBS' income are dividends, interest and fees from FBNA and the other banking and non-banking affiliates. The bank subsidiaries of FBS, including FBNA (the "Banks"), are subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, FBS and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent FBS and such other affiliates from borrowing from the Banks unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investments by any of the Banks are generally limited in amount as to FBS and as to each of such other affiliates to 10% of such Bank's capital and surplus and as to FBS and all of such other affiliates to an aggregate of 20% of such Bank's capital and surplus. In addition, payment of dividends to FBS by the subsidiary banks is subject to ongoing review by banking regulators and is subject to various statutory limitations and in certain circumstances requires approval by banking regulatory authorities.

  FBS was incorporated under Delaware law in 1929 and has functioned as a multi-bank holding company since that time. Its principal executive offices are located at First Bank Place, 601 Second Avenue South, Minneapolis, Minnesota 55402-4302 (telephone (612) 973-1111). For further information concerning FBS, see the FBS documents incorporated by reference herein as described under "Incorporation of Certain Documents by Reference."

                                USE OF PROCEEDS

  The net proceeds from the sale of the Securities will be used for general corporate purposes, including repayment of outstanding indebtedness of the Company, investments in, or extension of credit to, the Company's subsidiaries and possible acquisitions. Specific allocations of the proceeds to such purposes may not have been made at the date of the applicable Prospectus Supplement, although management of the Company will have determined that funds should be obtained at that time in anticipation of future funding requirements. The precise amount and timing of the application of such proceeds will depend upon the funding requirements of the Company and the availability and cost of other funds. Pending such application, such net proceeds may be temporarily invested or applied to the reduction of short-term indebtedness.

RATIOS OF EARNINGS TO FIXED CHARGES AND TO COMBINED FIXED CHARGES AND PREFERRED
                                STOCK DIVIDENDS

  The following table sets forth the ratios of earnings to fixed charges and to combined fixed charges and preferred stock dividends of the Company for the respective periods indicated.

                                                      YEAR ENDED DECEMBER 31,
                                                      ------------------------
                                                      1991 1992 1993 1994 1995
                                                      ---- ---- ---- ---- ----
Ratio of Earnings to Fixed Charges:
  Excluding interest on deposits..................... 2.12 2.71 4.06 2.68 3.11
  Including interest on deposits..................... 1.21 1.33 1.67 1.56 1.80
Ratio of Earnings to Combined Fixed Charges and
 Preferred Stock Dividends:
  Excluding interest on deposits..................... 1.89 2.16 3.25 2.51 3.03
  Including interest on deposits..................... 1.18 1.27 1.59 1.53 1.78

  For purposes of computing the ratio of earnings to fixed charges, earnings represent income before income taxes and cumulative effect of changes in accounting principles and fixed charges (excluding capitalized interest). Fixed charges, excluding interest on deposits, include interest (other than on deposits but including capitalized interest) and the portion deemed representative of the interest factor of rents. Fixed charges, including interest on deposits, include all interest (including capitalized interest) and the portion deemed representative of the interest factor of rents. For purposes of computing the ratio of earnings to combined fixed charges and preferred stock dividends, the calculation is the same as the ratio of earnings to fixed charges, except that fixed charges include the amount of pretax earnings which would be required to cover preferred stock dividend requirements.

                         DESCRIPTION OF DEBT SECURITIES

  The Senior Notes will be issued under an Indenture dated as of October 1, 1991 (the "Senior Note Indenture") between the Company and Citibank, N.A., as Trustee (the "Senior Note Trustee"), and the Subordinated Notes will be issued under an Indenture dated as of October 1, 1991, as amended by a First Supplemental Indenture dated as of April 1, 1993 (as so amended, the "Subordinated Note Indenture" and, together with the Senior Note Indenture, the "Indentures") between the Company and Citibank, N.A., as Trustee (the "Subordinated Note Trustee"). Copies of the Indentures have been filed as exhibits to the Registration Statement of which this Prospectus is a part. The following brief summaries of certain provisions of the Indentures do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable Indenture. Certain terms capitalized and not otherwise defined herein are defined in one or both of the Indentures.

  The Debt Securities may be issued from time to time in one or more series. The terms of each series of Debt Securities will be established by or pursuant to a resolution of the Board of Directors of the Company (a "Board Resolution") and set forth or determined in the manner provided in an Officers' Certificate or by a supplemental indenture. The particular terms of the Debt Securities offered pursuant to any Prospectus Supplement or Prospectus Supplements will be described in such Prospectus Supplement or Prospectus Supplements.

  Because the Company is a holding company, its rights and the rights of its creditors, including the holders of the Debt Securities offered hereby, to participate in the assets of any subsidiary upon the latter's liquidation or reorganization will be subject to the prior claims of such subsidiary's creditors, except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary. Any capital loans by the Company to any of the Banks would be subordinate in right of payment to deposits and to certain other indebtedness of such Banks. Claims on the subsidiaries by creditors other than the Company may include long-term and medium-term debt and substantial obligations with respect to deposit liabilities, federal funds purchased, securities sold under repurchase agreements and other short-term borrowings.

GENERAL

  The Indentures do not limit the aggregate principal amount of Debt Securities which may be issued thereunder nor the amount of other debt which may be issued by the Company. The Debt Securities will be unsecured obligations of the Company and those issued under the Senior Note Indenture will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company, while those issued under the Subordinated Note Indenture will be subordinated as hereinafter described under "Subordination of Subordinated Notes."

  Unless otherwise indicated in the applicable Prospectus Supplement or Prospectus Supplements, the Debt Securities of any series will be issued only in fully registered form in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000. (Section 302) Debt Securities may be issuable in the form of one or more Global Securities, as described below under "Global Securities." A Global Security will be issued in a denomination equal to the aggregate principal amount of outstanding Debt Securities of the series represented by such Global Security. The Debt Securities (other than those issued in the form of a Global Security) are exchangeable or transferable without charge therefor, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith and require the holders to furnish appropriate endorsements and transfer documents. (Section 305)

  Debt Securities may be issued as Original Issue Discount Debt Securities to be sold at a substantial discount below their principal amount. Special Federal income tax and other considerations applicable thereto and special Federal tax and other considerations applicable to any Debt Securities which are denominated in a currency or currency unit other than United States dollars will be described in the Prospectus Supplement or Prospectus Supplements relating thereto.

  Unless otherwise indicated in the applicable Prospectus Supplement or Prospectus Supplements, principal of and any premium and interest on the Debt Securities will be payable, and the transfer of the Debt Securities will be registrable, at the principal corporate trust office of the applicable Trustee. In addition, unless otherwise provided in the applicable Prospectus Supplement or Prospectus Supplements, payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as it appears on the Security Register. (Sections 301, 305, 1001 and 1002)

  The applicable Prospectus Supplement or Prospectus Supplements will describe the terms of the Debt Securities offered thereby, including the following: (1) the title of the offered Debt Securities; (2) whether the offered Debt Securities are Senior Notes or Subordinated Notes; (3) any limit on the aggregate principal amount of the offered Debt Securities; (4) the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which the offered Debt Securities will be issued; (5) the date or dates on which the offered Debt Securities will mature and any rights of extension; (6) the rate or rates, if any (which may be fixed or variable), per annum at which the offered Debt Securities will bear interest, if any, or the formula pursuant to which such rate or rates shall be determined, and the date from which any such interest will accrue; (7) the dates on which any such interest on the offered Debt Securities will be payable and the regular record dates therefor;
(8) any mandatory or optional sinking fund or analogous provisions; (9) the period or periods, if any, within which and the price or prices at which the offered Debt Securities may be redeemed, pursuant to any redemption provisions, at the option of the Company or of the holder thereof and other detailed terms of any such optional redemption provision; (10) the currency or currency units, including European Currency Units ("ECUs") or other composite currencies, for the payment of principal of and any premium and interest payable on the offered Debt Securities, if other than United States dollars; (11) the place or places where the principal of and any premium and interest on the offered Debt Securities will be payable; (12) any other event or events of default applicable with respect to the offered Debt Securities in addition to or in lieu of those described under "Events of Default"; (13) the denominations in which any offered Debt Securities will be issuable, if other than denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000; (14) whether such Debt Securities are to be issued in whole or in part in the form of one or more Global Securities and, if so, the identity of the Depositary for such Global Security or Securities and the circumstances under which any such Global Security may be exchanged for Securities registered in the name of, and any transfer of such Global Security may be registered to, a Person other than such Depositary or its nominee; and (15) any other terms of the offered Debt Securities not inconsistent with the provisions of the Indenture.

GLOBAL SECURITIES

  The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a Depositary identified in the applicable Prospectus Supplement or Prospectus Supplements. Unless otherwise indicated in the applicable Prospectus Supplement or Prospectus Supplements, Global Securities will be issued in registered form. (Section 305) The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the applicable Prospectus Supplement or Prospectus Supplements.

SUBORDINATION OF SUBORDINATED NOTES

  The payment of the principal of and interest on the Subordinated Notes will, to the extent set forth in the Subordinated Note Indenture, be subordinate in right of payment to the prior payment in full of all Senior Indebtedness of the Company. (Section 1301) In certain events of insolvency, the payment of the principal of and interest on the Subordinated Notes will, to the extent set forth in the Subordinated Note Indenture, also be effectively subordinated in right of payment to the prior payment in full of all General Obligations. No payment pursuant to the Subordinated Notes may be made and no Holder of the Subordinated Notes shall be entitled to demand or receive any such payment unless all amounts of principal of, premium, if any, and interest then due on all Senior Indebtedness of the Company shall have been paid in full or duly provided for and, at the time of such payment or immediately after giving effect thereto, there shall not exist with respect to any such Senior Indebtedness any event of default permitting the holders thereof to accelerate the maturity thereof or any event which, with notice or lapse of time or both, would become such an event of default. (Section 1302) Upon any payment or distribution of the assets of the Company in connection with dissolution, winding-up, liquidation or reorganization, the holders of Senior Indebtedness of the Company will be entitled to receive payment in full of principal, premium, if any, and interest in accordance with the terms of such Senior Indebtedness before any payment is made on the Subordinated Notes. (Section
1303) If upon any such payment or distribution of assets to creditors, there remains, after giving effect to such subordination provisions in favor of the holders of Senior Indebtedness, any amount of cash, property or securities available for payment or distribution in respect of Subordinated Notes (as defined in the Subordinated Note Indenture, "Excess Proceeds") and if, at such time, any creditors in respect of General Obligations have not received payment in full of all amounts due or to become due on or in respect of such General Obligations, then such Excess Proceeds shall first be applied to pay or provide for the payment in full of such General Obligations before any payment or distribution may be made in respect of the Subordinated Notes. (Section 1314)

  "Senior Indebtedness" of the Company is defined in the Subordinated Note Indenture to mean the principal of, premium, if any, and interest on (1) all indebtedness of the Company for money borrowed, whether outstanding on the date of execution of the Subordinated Note Indenture or thereafter created, assumed or incurred (including, without limitation, any Senior Notes issued pursuant to the Senior Note Indenture), except (a) such indebtedness as is by its terms expressly stated to rank junior in the right of payment to the Subordinated Notes or to rank pari passu with the Subordinated Notes and (b) the Company's Subordinated Floating Rate Notes Due November 2010, and (2) any deferrals, renewals or extensions of any such Senior Indebtedness. "General Obligations" of the Company are defined in the Subordinated Note Indenture to mean all obligations of the Company to make payment on account of claims of general creditors, other than (1) obligations on account of Senior Indebtedness and (2) obligations on account of the Subordinated Notes and indebtedness of the Company for money borrowed ranking pari passu with or subordinate to the Subordinated Notes; provided, however, that if the Board of Governors of the Federal Reserve System (or other competent regulatory agency or authority) shall promulgate any rule or issue any interpretation defining or describing the term "general creditor" or "general creditors" for purposes of its criteria for the inclusion of subordinated debt of a bank holding company in capital, the term "General Obligations" shall mean obligations to "general creditors" as defined or described in such rule or interpretation, as from time to time in effect, other than obligations described in clauses (1) and (2) above. The term "claim" as used in the foregoing definition has the meaning assigned thereto in
Section 101(5) of the Bankruptcy Code of 1978, as amended to April 1, 1993. The term "indebtedness of the Company for money borrowed" is defined to mean any obligation of, or any obligation guaranteed by, the Company for the repayment of money borrowed, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets. (Section 101)

  By reason of the subordination described above, in the event of the bankruptcy, insolvency or reorganization of the Company, holders of Senior Indebtedness of the Company may receive more, ratably, and Holders of the Subordinated Notes may receive less, ratably, than creditors of the Company who are not holders of Senior Indebtedness or of the Subordinated Notes. Such subordination will not prevent the occurrence of any Event of Default in respect of the Subordinated Notes. Unless otherwise specified in the applicable Prospectus Supplement or Prospectus Supplements, the Subordinated Note Indenture does not provide for any right of acceleration of the payment of principal of the Subordinated Notes upon a default in the payment of principal or interest or in the performance of any covenant or agreement in the Subordinated Notes or the Subordinated Note Indenture. See "Events of Default" below.

  The subordination provisions of the Subordinated Note Indenture described herein are provided for the benefit of the holders of Senior Indebtedness and are not intended for the benefit of creditors in respect of General Obligations. The Company and the Subordinated Note Trustee may amend the Subordinated Note Indenture to reduce or eliminate the rights of creditors in respect of General Obligations without the consent of such creditors or the Holders of the Subordinated Notes. Upon (1) the promulgation of any rule or regulation or the issuance of any interpretation by the Board of Governors of the Federal Reserve System (or other competent regulatory agency or authority) that (a) permits the Company to include the Subordinated Notes in its capital if they were subordinated in right of payment to Senior Indebtedness without regard to any other obligations of the Company, (b) otherwise eliminates the requirement that subordinated debt of a bank holding company must be subordinated in right of payment to its "general creditors" in order to be included in capital or (c) causes the Subordinated Notes to be excluded from capital notwithstanding the subordination provisions described above, or (2) any event that results in the Company no longer being subject to capital requirements of bank regulatory authorities, the provisions of the Subordinated
Note Indenture providing for subordination of the Subordinated Notes in favor of creditors in respect of General Obligations shall immediately and automatically be terminated without further action by the Company or the Subordinated Note Trustee. (Section 1315)

RESTRICTIVE COVENANTS

  Subject to the provisions described under "Consolidation, Merger and Sale of Assets," the Senior Note Indenture prohibits the issuance, sale or other disposition of shares of or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of a Principal Subsidiary Bank, the merger or consolidation of a Principal Subsidiary Bank with or into any other corporation or the sale or other disposition of all or substantially all of the assets of a Principal Subsidiary Bank if, after giving effect to any such transaction and the issuance of the maximum number of shares of Voting Stock issuable upon the conversion or exercise of all such convertible securities, options, warrants or rights, the Company would own, directly or indirectly, 80% or less of the shares of Voting Stock of such Principal Subsidiary Bank or the successor bank in such merger or consolidation or the bank which acquires such assets, as the case may be. (Section 1007)

  In the Senior Note Indenture the Company covenants that it will not create, assume, incur or suffer to exist any pledge, encumbrance or lien, as security for indebtedness for borrowed money, upon any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of a Principal Subsidiary Bank owned by the Company, directly or indirectly, without making effective provision whereby the Senior Notes of all series shall be equally and ratably secured, if, treating such pledge, encumbrance or lien as a transfer to the secured party, and after giving effect to the issuance of the maximum number of shares of Voting Stock issuable upon conversion or exercise of such convertible securities, options, warrants or rights, the Company would own, directly or indirectly, 80% or less of the shares of Voting Stock of such Principal Subsidiary Bank. (Section 1008)

  The term "Principal Subsidiary Bank" is defined in the Indentures as FBNA and any successor.

  Except as may be otherwise specified in the applicable Prospectus Supplement, the Subordinated Note Indenture does not contain either of the restrictive covenants set forth above with respect to the Senior Note Indenture nor does it contain any other provision which restricts the Company from incurring or becoming liable with respect to any Senior Indebtedness or any General Obligations, whether secured or unsecured, or from paying dividends or making other distributions on its capital stock or purchasing or redeeming its capital stock or from creating any liens on its property for any purpose.

  Except as may be otherwise specified in the applicable Prospectus Supplement, neither Indenture contains covenants specifically designed to protect Holders in the event of a highly leveraged transaction involving the Company.

EVENTS OF DEFAULT

  The following events are defined in the Senior Note Indenture as "Events of Default" with respect to any series of Senior Notes, unless otherwise provided with respect to such series: (1) failure to pay any interest on any Senior Note of that series when due and payable, continued for 30 days; (2) failure to pay principal of or any premium on any Senior Note of that series when due and payable; (3) failure to deposit any sinking fund payment, when due, in respect of any Senior Note of that series; (4) failure to perform any other covenant of the Company in the Senior Note Indenture (other than a covenant included in the Senior Note Indenture solely for the benefit of a series of Senior Notes other than that series), continued for 60 days after written notice as provided in the Senior Note Indenture; (5) the occurrence of an event of default under any indenture or instrument under which the Company or a Principal Subsidiary Bank has or shall hereafter have outstanding indebtedness for borrowed money in excess of $5,000,000 which has become due and payable by its terms and has not been paid or whose maturity has been accelerated and such payment default has not been cured or such acceleration has not been annulled within 60 days after written notice as provided in the Senior Note Indenture; (6) certain events in bankruptcy, insolvency or reorganization involving the Company or a Principal Subsidiary Bank; and (7) any other Event of Default provided with respect to Senior Notes of that series. The only events defined in the Subordinated Note Indenture as "Events of Default" with respect to any series of Subordinated Notes, unless otherwise provided with respect to such series, are (1) certain events in bankruptcy, insolvency or reorganization involving the Company; (2) certain events involving the receivership, conservatorship or liquidation of a Principal Subsidiary Bank; and (3) any other Event of Default provided with respect to Subordinated Notes of that series. (Section 501)

  If an Event of Default with respect to any series of Debt Securities Outstanding under either Indenture occurs and is continuing, then either the applicable Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series by notice as provided in the applicable Indenture may declare the principal amount (or, if any of the Debt Securities of that series are Original Issue Discount Debt Securities, such lesser portion of the principal amount of such Debt Securities as may be specified in the terms thereof) of all of the Debt Securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree for payment of money has been obtained by the applicable Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration. (Section 502)

  Each Indenture provides that, subject to the duty of the applicable Trustee during default to act with the required standard of care, such Trustee will be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to such Trustee reasonable indemnity. (Sections 601, 603) Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee, or exercising any trust or power conferred on such Trustee, with respect to the Debt Securities of that series. (Section 512)

  The Company is required to furnish to each Trustee annually a statement as to the performance by the Company of certain of its obligations under the applicable Indenture and as to any default in such performance. (Section 704)

MODIFICATION AND WAIVER

  Modifications and amendments of the Indentures may be made by the Company and the applicable Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security, (2) reduce the principal amount of, or premium or interest on, any Debt Security, (3) change any obligation of the Company to pay additional amounts, (4) reduce the amount of principal of an Original Issue Discount Debt Security due and payable upon acceleration of the Maturity thereof, (5) change the place of payment where or coin or currency in which the principal of, or any premium or interest on, any Debt Security is payable, (6) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security, (7) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of the Holders of which is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the applicable Indenture or for waiver of certain defaults, (8) modify the provisions of the Subordinated Note Indenture with respect to the subordination of any Subordinated Notes in a manner adverse to the Holders thereof, or (9) modify any of the above provisions. (Section 902)

  The Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of each series may, on behalf of the Holders of all Debt Securities of that series, waive, insofar as that series is concerned, compliance by the Company with certain restrictive provisions of the applicable Indenture. (Section 1009) The Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of each series may, on behalf of the Holders of all Debt Securities of that series, waive any past default under the applicable Indenture with respect to Debt Securities of that series, except a default (1) in the payment of principal of, or any premium or interest on, any Senior Notes, or (2) in respect of a covenant or provision of the applicable Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of such series affected. (Section 513)

  Each Indenture provides that, in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of Holders of Debt Securities, (1) the principal amount of an Original Issue Discount Debt Security that will be deemed to be Outstanding will be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof to such date, and (2) the principal amount of a Debt Security denominated in a foreign currency or currency unit that will be deemed to be Outstanding will be the United States dollar equivalent, determined as of the date of original issuance of such Debt Security, of the principal amount of such Debt Security (or, in the case of an Original Issue Discount Debt Security, the United States dollar equivalent, determined as of the date of original issuance of such Debt Security, of the amount determined as provided in (1) above). (Section 101)

CONSOLIDATION, MERGER AND SALE OF ASSETS

  The Company, without the consent of the Holders of any of the Outstanding Debt Securities under either Indenture, may consolidate or merge with or into, or convey, transfer or lease its properties and assets substantially as an entirety to, any Person which is a corporation, partnership or trust organized and validly existing under the laws of any domestic jurisdiction, provided that any successor Person assumes the Company's obligations on the Debt Securities and under such Indenture, that after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time, would become an Event of Default, shall have occurred and be continuing under such Indenture and that certain other conditions are met. (Section 801)

REGARDING CITIBANK, N.A.

  The Company and certain of its subsidiaries maintain deposits with and conduct other banking transactions with Citibank, N.A. in the ordinary course of business.

                         DESCRIPTION OF PREFERRED STOCK

  The following description of the terms of the Preferred Stock sets forth certain general terms and provisions of the Preferred Stock to which any Prospectus Supplement may relate. Certain other terms of any series of the Preferred Stock offered by any Prospectus Supplement will be described in the Prospectus Supplement relating to such series of the Preferred Stock. If so indicated in the Prospectus Supplement, the terms of any such series may differ from the terms set forth below. The description of certain provisions of the Preferred Stock set forth below and in any Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the Certificate of Designations relating to each series of the Preferred Stock.

GENERAL

  Pursuant to the Company's Restated Certificate of Incorporation, as amended, the Board of Directors of the Company has the authority, without further stockholder action, to issue from time to time a maximum of 10,000,000 shares of preferred stock ("Preferred Stock"), including shares issued or reserved for issuance, in one or more series and with such terms and at such times and for such consideration as the Board of Directors of the Company may determine. The authority of the Board of Directors of the Company includes the determination or fixing of the following with respect to shares of any series thereof: (i) the number of shares and designation or title thereof; (ii) rights as to dividends; (iii) whether and upon what terms the shares are to be redeemable;
(iv) whether and upon what terms the shares shall have a purchase, retirement or sinking fund; (v) whether and upon what terms the shares are to be convertible; (vi) the voting rights, if any, which shall apply; (vii) restrictions, if any, on the issue or reissue of any Preferred Stock; (viii) the rights of the holders upon the dissolution, or upon the distribution of assets, of the Company; and (ix) any other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series. At December 31, 1995, 2,064,900 shares of Preferred Stock were outstanding and an additional 1,443,650 shares were authorized and reserved for issuance. The Board of Directors has authorized the issuance from time to time, on such terms and subject to such conditions as may be approved by the Securities Committee thereof, of up to 6,000,000 additional shares of Preferred Stock in one or more series.

  As described under "Description of Depositary Shares," the Company may, at its option, elect to offer depositary shares ("Depositary Shares") evidenced by depositary receipts ("Depositary Receipts"), each representing a fractional interest (to be specified in the Prospectus Supplement relating to the particular series of the Preferred Stock) in a share of the particular series of the Preferred Stock issued and deposited with a Depositary (as defined below).

  Under interpretations adopted by the Federal Reserve Board, if the holders of any series of the Preferred Stock become entitled to vote for the election of directors because dividends on such series are in arrears as described under "Voting Rights" below, such series may then be deemed a "class of voting securities" and a holder of 25% or more of such series (or a holder of 5% or more if it otherwise exercises a "controlling influence" over the Company) may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act. In addition, at such time as such series is deemed a class of voting securities, any other bank holding company may be required to obtain the prior approval of the Federal Reserve Board to acquire 5% or more of such series, and any person other than a bank holding company may be required to obtain the prior approval of the Federal Reserve Board to acquire 10% or more of such series.

  The Preferred Stock shall have the dividend, liquidation, redemption and voting rights set forth below unless otherwise provided in the Prospectus Supplement relating to a particular series of the Preferred Stock. Reference is made to the Prospectus Supplement relating to the particular series of the Preferred Stock offered thereby for specific terms, including (i) the title, stated value and liquidation preferences of such Preferred Stock and the number of shares offered; (ii) the initial public offering price at which such Preferred Stock will be issued; (iii) the dividend rate or rates (or method of calculation), the dividend periods, the dates on which dividends shall be payable and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate; (iv) any redemption or sinking fund provisions; (v) whether the Company has elected to offer Depositary Shares as described under "Description of Depositary Shares"; and
(vi) any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

  The Preferred Stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the Prospectus Supplement relating to a particular series of the Preferred Stock, each series of the Preferred Stock will rank on a parity in all respects with the outstanding shares of the Company's Preferred Stock described below and each other series of the Preferred Stock and will rank senior to the Company's Junior Preferred Stock described below. The Preferred Stock will have no preemptive rights to subscribe for any additional securities which may be issued by the Company. Unless otherwise specified in the applicable Prospectus Supplement, First Chicago Trust Company of New York will be the transfer agent and registrar for the Preferred Stock and any Depositary Shares.

DIVIDENDS

  The holders of the Preferred Stock of each series will be entitled to receive, when, as and if declared by the Board of Directors of the Company or a duly authorized committee thereof, out of funds legally available therefor, cash dividends at such rates and on such dates as will be set forth in the Prospectus Supplement relating to such series. Such rates may be fixed or variable or both. If variable, the formula used for determining the dividend rate for each dividend period will be set forth in the Prospectus Supplement. Dividends will be payable to the holders of record as they appear on the stock books of the Company on such record dates as will be fixed by the Board of Directors of the Company or a duly authorized committee thereof.

  Dividends on any series of the Preferred Stock will be cumulative as provided in, or except as otherwise specified in, the applicable Prospectus Supplement. No full dividends will be declared or paid or set apart for payment on any stock of the Company ranking, as to dividends, on a parity with or junior to the Preferred Stock for any period unless full dividends on the Preferred Stock of each series (including any accumulated dividends) have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment. When dividends are not paid in full upon any series of Preferred Stock and any other Preferred Stock ranking on a parity as to dividends with the Preferred Stock, all dividends declared or made upon Preferred Stock of each series and any other Preferred Stock ranking on a parity as to dividends with the Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on Preferred Stock of each series and such other Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on shares of each series of the Preferred Stock and such other Preferred Stock bear to each other. Except as provided in the preceding sentence, no dividend (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock or any other stock of the Company ranking junior to the Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or any other stock of the Company ranking junior to or on a parity with the Preferred Stock as to dividends or upon liquidation, nor shall any Common Stock nor any other stock the Company ranking junior to or on a parity with the Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company (except by conversion into or exchange for stock of the Company ranking junior to the Preferred Stock as to dividends and upon liquidation) unless, in each case, the full dividends on each series of the Preferred Stock shall have been paid or declared and set aside for payment. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on any series of the Preferred Stock which may be in arrears.

VOTING RIGHTS

  If, at the time of any annual meeting of shareholders for the election of directors, the amount of accrued but unpaid dividends on any preferred stock of the Company is equal to at least six quarterly dividends on such series of preferred stock of the Company, the number of the directors of the Company will be increased by two and the holders of all outstanding series of preferred stock of the Company (excluding the Series 1990A Preferred Stock described below under "Description of Outstanding Preferred Stock"), voting as a single class without regard to series, will be entitled to elect such additional two directors until all dividends in default on all preferred stock of the Company have been paid or declared and set apart for payment.

  The affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of any series of the preferred stock of the Company, voting as a class, will be required for any amendment of the Company's Certificate of Incorporation (including any certificate of designation or any similar document relating to any series of preferred stock of the Company) which will adversely affect the powers, preferences, privileges or rights of such series of preferred stock. The affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of any series of preferred stock of the Company, voting as a single class without regard to series, will be required to issue, authorize, or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any additional class or series of stock ranking prior to such series of preferred stock as to dividends or upon liquidation.

REDEMPTION

  A series of the Preferred Stock may be redeemable, in whole or in part, at the option of the Company, and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, in each case upon terms, at the times and at the redemption prices set forth in the Prospectus Supplement relating to such series. Preferred Stock redeemed by the Company will be restored to the status of authorized but unissued shares of Preferred Stock.

  The Prospectus Supplement relating to a series of the Preferred Stock which is subject to mandatory redemption will specify the number of shares of such series of the Preferred Stock which shall be redeemed by the Company in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. The redemption price may be payable in cash or other property, as specified in the Prospectus Supplement relating to such series of the Preferred Stock. If the redemption price is payable only from the net proceeds of the issuance of capital stock of the Company, the terms of such series may provide that, if no such capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the applicable shares of such series of the Preferred Stock shall automatically and mandatorily be converted into shares of the applicable capital stock of the Company pursuant to conversion provisions specified in the Prospectus Supplement relating to such series of the Preferred Stock.

  If fewer than all of the outstanding shares of any series of the Preferred Stock are to be redeemed, the number of shares to be redeemed will be determined by the Board of Directors of the Company and such shares shall be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares).

  Notwithstanding the foregoing, if any dividends, including any accumulation, on Preferred Stock of any series are in arrears, no Preferred Stock of such series shall be redeemed unless all outstanding Preferred Stock of such series are simultaneously redeemed, and the Company shall not purchase or otherwise acquire any Preferred Stock of such series; provided, however, that the foregoing shall not prevent the purchase or acquisition of Preferred Stock of such series pursuant to a purchase or exchange offer provided such offer is made on the same terms to all holders of such series of the Preferred Stock.

  Notice of redemption shall be given by mailing the same to each record holder of the shares to be redeemed, not less than 30 nor more than 60 days prior to the date fixed for redemption thereof, to the respective addresses of such holders as the same shall appear on the stock books of the Company. Each such notice shall state (i) the redemption date; (ii) the number of shares and series of the Preferred Stock to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such Preferred Stock are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date. If fewer than all shares of any series of the Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares to be redeemed from such holder.

  If notice of redemption has been given, from and after the redemption date for the shares of the series of the Preferred Stock called for redemption (unless default shall be made by the Company in providing money for the payment of the redemption price of the shares so called for redemption), dividends on the Preferred Stock so called for redemption shall cease to accrue and such shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Company (except the right to receive the redemption price) shall cease. Upon surrender in accordance with such notice of the certificates representing any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Company shall so require and the notice shall so state), the redemption price set forth above shall be paid out of funds provided by the Company. If fewer than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

CONVERSION

  Unless otherwise specified in the applicable Prospectus Supplement, the Preferred Stock will not be convertible into any other class or series of capital stock of the Company.

RIGHTS UPON LIQUIDATION

  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of each series of the Preferred Stock and any other stock ranking on a parity with such series of Preferred Stock upon liquidation will be entitled to receive out of the assets of the Company available for distribution to stockholders, before any distribution of assets is made to holders of the Common Stock or any other class or series of stock of the Company ranking junior to such series of the Preferred Stock upon liquidation, liquidation distributions in the amount set forth in the Prospectus Supplement relating to such series of the Preferred Stock plus an amount equal to the sum of all accrued and unpaid dividends (whether or not earned or declared) for the then current dividend period and, if such series of the Preferred Stock is cumulative, for all dividend periods prior thereto. Neither the sale of all or any part of the property and business of the Company, nor the merger or consolidation of the Company into or with any other corporation nor the merger or consolidation of any other corporation into or with the Company, shall be deemed to be a dissolution, liquidation or winding up. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to the holders of the Preferred Stock of any series and any other shares of stock of the Company ranking as to any such distribution on a parity with such series of the Preferred Stock shall be insufficient to pay in full all amounts to which such holders are entitled, no such distribution shall be made on account of any shares of any other series of the Preferred Stock or other securities of the Company ranking as to any such distribution on a parity with the Preferred Stock of such series upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the Preferred Stock of such series, ratably, in proportion to the full distributive amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up. After payment of the full amount of the liquidation distribution to which they are entitled, the holders of such series of the Preferred Stock will have no right or claim to any of the remaining assets of the Company.

DESCRIPTION OF OUTSTANDING PREFERRED STOCK

  Series 1990A Preferred Stock. In connection with the sale by the Company of 12,600,000 shares of the Company's Common Stock and accompanying periodic stock purchase rights and risk event warrants in a private placement in July 1990, the Company may under certain circumstances be obligated to issue up to 12,750 shares of Series 1990A Preferred Stock. The shares of Series 1990A Preferred Stock would, if issued, provide for a liquidation preference of $100,000 per share. The dividend rate would be adjusted quarterly and would be determined at the time of issuance. If, at the time of any annual meeting of shareholders for the election of directors, the amount of accrued but unpaid dividends on the Series 1990A Preferred Stock were equal to at least six quarterly dividends on such series, then the number of directors of the Company would be increased by one and the holders of such Series, voting as a separate class, would be entitled to elect one additional director who would continue to serve the full term for which he or she would have been elected, notwithstanding the declaration or payment of any dividends on the Series 1990A Preferred Stock. Holders of Series 1990A Preferred Stock would not have any other voting rights, except as described under "Voting Rights" above.

  Series 1991A Preferred Stock. In November 1991, the Company issued in a public offering 2,290,000 shares of its 1991A Preferred Stock and 2,064,900 of such shares remained outstanding at December 31, 1995. Such shares bear a dividend rate of 7.125% per annum of the liquidation preference per share. The shares of the Company's 1991A Preferred Stock are convertible at the option of the holder at any time at a rate of 1.7256 shares of the Company's Common Stock for each such share, which is equivalent to a conversion price of $28.975 per share of the Company's Common Stock. The conversion rate is subject to adjustment upon the occurrence of specified events. The shares of the Company's 1991A Preferred Stock are not subject to any sinking fund provisions and have no preemptive rights. Such shares provide for a liquidation preference of $50 per share plus accrued and unpaid dividends, and are subject to redemption, upon at least 30 days' notice, at the option of the Company at any time on or after January 1, 1996 at a redemption price equal to $52.1375 per share, declining to $50 per share on or after January 1, 2002, plus in each case accrued and unpaid dividends; provided, however, that the shares of the Company's 1991A Preferred Stock are not redeemable in part in the event that full cumulative dividends have not been paid. Holders of the Company's 1991A Preferred Stock do not have any voting rights, except as described under "Voting Rights" above.

  Junior Preferred Stock. The Company has issued the Rights to holders of the Company's Common Stock entitling such holders, under specified conditions, to purchase Junior Preferred Stock of the Company. If issued, each share of Junior Preferred Stock would have a minimum liquidation preference of $100 per share plus accrued and unpaid dividends and would be entitled to an aggregate payment equal to the liquidation payment made on 100 shares of the Company's Common Stock. In addition, each share of Junior Preferred Stock would have a minimum preferential quarterly dividend payment of $1.00 per share but would be entitled to an aggregate payment equal to the dividends declared on 100 shares of the Company's Common Stock. The shares of Junior Preferred Stock would not be entitled to the benefit of any sinking fund and would not be redeemable. Each share of Junior Preferred Stock would have 100 votes and would vote together with the Company's Common Stock.

                        DESCRIPTION OF DEPOSITARY SHARES

  The description set forth below and in any Prospectus Supplement of certain provisions of the Deposit Agreement (as defined below) and of the Depositary Shares and Depositary Receipts does not purport to be complete and is subject to and qualified in its entirety by reference to the Deposit Agreement and Depositary Receipts relating to each series of the Preferred Stock which will be filed or incorporated by reference as exhibits to the Registration Statement to which this Prospectus pertains.

GENERAL

  The Company may, at its option, elect to offer fractional interests in Preferred Stock, rather than full Preferred Stock. In the event such option is exercised, the Company will provide for the issuance by a Depositary to the public of Depositary Receipts evidencing Depositary Shares, each of which will represent a fractional interest (to be set forth in the Prospectus Supplement relating to a particular series of the Preferred Stock) in a share of a particular series of the Preferred Stock as described below.

  The shares of any series of the Preferred Stock underlying the Depositary Shares will be deposited under a separate deposit agreement (the "Deposit Agreement") between the Company and a bank or trust company selected by the Company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 (the "Depositary"). The Prospectus Supplement relating to a series of Depositary Shares will set forth the name and address of the Depositary. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fractional interest in a Preferred Share underlying such Depositary Share, to all the rights and preferences of the Preferred Stock underlying such Depositary Share (including dividend, voting, redemption, conversion and liquidation rights).

  Pending the preparation of definitive Depositary Receipts, the Depositary may, upon the written order of the Company, issue temporary Depositary Receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive Depositary Receipts but not in definitive form. Definitive Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at the Company's expense.

WITHDRAWAL OF PREFERRED STOCK

  Upon surrender of the Depositary Receipts at the principal corporate trust office of the Depositary (unless the related Depositary Shares have previously been called for redemption), the owner of the Depositary Shares evidenced thereby is entitled to delivery at such office, to or upon his order, of the number of shares of Preferred Stock and any money or other property represented by such Depositary Shares. Partial shares of Preferred Stock will not be issued. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Preferred Stock to be withdrawn, the Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares. Holders of Preferred Stock thus withdrawn will not thereafter be entitled to deposit such shares under the Deposit Agreement or to receive Depositary Shares therefor. No assurance can be given that a market will exist for the withdrawn Preferred Stock.

DIVIDENDS AND OTHER DISTRIBUTIONS

  The Depositary will distribute all cash dividends or other cash distributions received in respect of the Preferred Stock, less any taxes required to be withheld therefrom, to the record holders of Depositary Shares relating to such Preferred Stock in proportion to the number of such Depositary Shares owned by such holders on the relevant record date. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any holder of Depositary Shares a fraction of one cent, and any balance not so distributed shall be added to and treated as part of the next sum received by the Depositary for distribution to record holders of Depositary Shares.

  In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto, unless the Depositary determines that it is not feasible to make such distribution, in which case the Depositary may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders.

  The Deposit Agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by the Company to holders of the Preferred Stock shall be made available to holders of Depositary Shares.

REDEMPTION OF DEPOSITED PREFERRED STOCK

  If a series of the Preferred Stock underlying the Depositary Shares is subject to redemption at the option of the Company, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of the Preferred Stock held by the Depositary. The Depositary shall mail notice of redemption not less than 30 and not more than 60 days prior to the date fixed for redemption to the record holders of the Depositary Shares to be so redeemed at their respective addresses appearing in the Depositary's books. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of the Preferred Stock. Whenever the Company redeems Preferred Stock held by the Depositary, the Depositary will redeem as of the same redemption date the number of Depositary Shares relating to the Preferred Stock so redeemed. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the Company.

  After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Shares will cease, except the right to receive the moneys payable upon such redemption and any money or other property to which the holders of such Depositary Shares were entitled upon such redemption upon surrender to the Depositary of the Depositary Receipts evidencing such Depositary Shares.

VOTING OF DEPOSITED PREFERRED STOCK

  Upon receipt of notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the number of shares of Preferred Stock underlying such holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the number of shares of Preferred Stock underlying such Depositary Shares in accordance with such instructions, and the Company will agree to take all action which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting Preferred Stock to the extent it does not receive specific instructions from the holders of Depositary Shares relating to such Preferred Stock.

TAXATION

  Owners of Depositary Shares will be treated for federal income tax purposes as if they were owners of the Preferred Stock represented by such Depositary Shares and, accordingly, will be entitled to take into account for federal income tax purposes income and deductions to which they would be entitled if they were holders of such Preferred Stock. In addition, (i) no gain or loss will be recognized for federal income tax purposes upon the withdrawal of Preferred Stock in exchange for Depositary Shares as provided in the Deposit Agreement, (ii) the tax basis of each share of Preferred Stock to an exchanging owner of Depositary Shares will, upon such exchange, be the same as the aggregate tax basis of the Depositary Shares exchanged therefor, and (iii) the holding period for the Preferred Stock in the hands of an exchanging owner of Depositary Shares who held such Depositary Shares as a capital asset at the time of the exchange thereof for Preferred Stock will include the period during which such person owned such Depositary Shares.

AMENDMENT AND TERMINATION OF THE DEPOSITARY AGREEMENT

  The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Depositary. However, any amendment which materially and adversely alters the rights of the existing holders of Depositary Shares will not be effective unless such amendment has been approved by the record holders of at least a majority of the Depositary Shares then outstanding. A Deposit Agreement may be terminated by the Company or the

Depositary only if (i) all outstanding Depositary Shares relating thereto have been redeemed or (ii) there has been a final distribution in respect of the Preferred Stock of the relevant series in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of the related Depositary Shares.

CHARGES OF DEPOSITARY

  The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company will pay charges of the Depositary in connection with the initial deposit of the Preferred Stock and any redemption of the Preferred Stock. Holders of Depositary Shares will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the Deposit Agreement to be for their accounts.

MISCELLANEOUS

  The Depositary will forward to the holders of Depositary Shares all reports and communications from the Company which are delivered to the Depositary and which the Company is required to furnish to the holders of the Preferred Stock.

  Neither the Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Company and the Depositary under the Deposit Agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Preferred Stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or information provided by persons presenting Preferred Stock for deposit, holders of Depositary Shares or other persons believed to be competent and on documents believed to be genuine.

RESIGNATION AND REMOVAL OF DEPOSITARY

  The Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

                          DESCRIPTION OF DEBT WARRANTS

  The Company may issue, together with Debt Securities or separately, Warrants for the purchase of Debt Securities. The Debt Warrants are to be issued under Warrant Agreements (each a "Warrant Agreement") to be entered into between the Company and a bank or trust company, as Warrant Agent (the "Warrant Agent"), all as shall be set forth in the Prospectus Supplement relating to Debt Warrants being offered thereby. A copy of the form of Warrant Agreement, including the form of Warrant Certificates representing the Warrants (the "Warrant Certificates"), reflecting the alternative provisions to be included in the Warrant Agreements that will be entered into with respect to particular offerings of Warrants, has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following brief summaries of certain provisions of the Warrant Agreement and the Warrant Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable Warrant Agreement and Warrant Certificates, respectively, including the definitions therein of certain terms capitalized and not otherwise defined herein.

GENERAL

  The applicable Prospectus Supplement or Prospectus Supplements will describe the terms of the Debt Warrants offered thereby, the Warrant Agreement relating to such Debt Warrants and the Warrant Certificates representing such Debt Warrants, including the following: (1) the designation, aggregate principal amount and terms of the Debt Securities purchasable upon exercise of such Debt Warrants and the procedures and conditions relating to the exercise of such Debt Warrants; (2) the designation and terms of any related Debt Securities with which such Debt Warrants are issued and the number of such Debt Warrants issued with each such Debt (3) the date, if any, on and after which such Debt Warrants and the related Debt Securities will be separately transferable; (4) the principal amount of Debt Securities purchasable upon exercise of each Debt Warrant and the price at which such principal amount of Debt Securities may be purchased upon such exercise; (5) the date on which the right to exercise such Debt Warrants shall commence and the date on which such right shall expire (the "Expiration Date"); (6) if the Debt Securities purchasable upon exercise of such Debt Warrants are Original Issue Discount Debt Securities, a discussion of Federal income tax considerations applicable thereto; and (7) whether the Warrant Certificates representing such Debt Warrants will be issued in registered or bearer form, and, if registered, where they may be transferred and registered.

  Warrant Certificates will be exchangeable for new Warrant Certificates of different authorized denominations and Warrants may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement or Prospectus Supplements. Prior to the exercise of their Debt Warrants, holders of Debt Warrants will not have any of the rights of holders of the Debt Securities purchasable upon such exercise and will not be entitled to payments of principal of, and any premium or interest on, such Debt Securities.

EXERCISE OF DEBT WARRANTS

  Each Debt Warrant will entitle the Holder to purchase such principal amount of Debt Securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable Prospectus Supplement or Prospectus Supplements. Debt Warrants may be exercised during the period or periods set forth in the applicable Prospectus Supplement or Prospectus Supplements. After the close of business on the Expiration Date, unexercised Debt Warrants will become void.

  Debt Warrants may be exercised as set forth in the applicable Prospectus Supplement or Prospectus Supplements. Upon receipt of payment of the exercise price and the properly completed and duly executed purchase form set forth in the Warrant Certificate at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement or Prospectus Supplements, the Company will, as soon as practicable, forward the Debt Securities purchasable upon such exercise to the period entitled thereto. If less than all of the Warrants represented by such Warrant Certificates are exercised, a new Warrant Certificate will be issued for the remaining amount of Debt Warrants.

                             FOREIGN CURRENCY RISKS

GENERAL

  The Securities of a series may be denominated in and the principal of, and any interest or premium on, such Securities may be payable in such foreign currencies or currency units as may be designated by the Company at the time of offering (the "Foreign Currency Securities"). A description of material risks relating to a particular series of Foreign Currency Securities will be set forth in the applicable Prospectus Supplement or Prospectus Supplements.

EXCHANGE RATES AND EXCHANGE CONTROLS

  An investment in Foreign Currency Securities entails significant risks that are not associated with a similar investment in a security denominated in United States dollars. Such risks include, without limitation, the possibility of significant changes in the rate of exchange between the United States dollar and the currency or currency unit designated in the applicable Prospectus Supplement (the "Specified Currency") and the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments. Such risks generally depend on economic and political events over which the Company has no control. In recent years, rates of exchange between the United States dollar and certain foreign currencies have been highly volatile and such volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any Foreign Currency Security. Depreciation of the Specified Currency applicable to a Foreign Currency Security against the United States dollar would result in a decrease in the United States dollar-equivalent yield of such Security (or the Debt Security purchasable upon exercise of any Debt Warrant), in the United States dollar-equivalent value of the principal repayable at maturity of such Security (or the Security purchasable upon exercise of such Debt Warrant) and, generally, in the United States dollar-equivalent market value of such Security.

  Governments have imposed from time to time exchange controls and may in the future impose or revise exchange controls at or prior to a Foreign Currency Security's maturity (or the maturity of the Debt Security issuable upon exercise of a Debt Warrant). Even if there are no exchange controls, it is possible that the Specified Currency for any particular Foreign Currency Security would not be available at such Debt Security's maturity (or the maturity of the Debt Security issuable upon exercise of a Debt Warrant) due to other circumstances beyond the control of the Company.

JUDGMENTS

  If an action based on Foreign Currency Securities were commenced in a court of the United States, it is likely that such court would grant judgment relating to such Securities only in United States dollars. It is not clear, however, whether, in granting such judgment, the rate of conversion into United States dollars would be determined with reference to the date of default, the date judgment is rendered or some other date. Under current New York law, a state court in the State of New York rendering a judgment on a Foreign Currency Security would be required to render such judgment in the Specified Currency in which such Foreign Currency Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment. Holders of Foreign Currency Securities would bear the risk of exchange rate fluctuations between the time the amount of the judgment is calculated and the time the applicable Trustee converts United States dollars to the Specified Currency for payment of the judgment.

LIMITED FACILITIES FOR CONVERSION

  Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies, and vice versa. In addition, banks generally do not offer non-U.S. dollar denominated checking or savings account facilities in the United States. Accordingly, payments on Foreign Currency Securities will, unless otherwise specified in the applicable Prospectus Supplement or Prospectus Supplements, be made from an account with a bank located in the country issuing the Specified Currency (or, with respect to Foreign Currency Securities denominated in ECUs, Brussels).

                              PLAN OF DISTRIBUTION

  The Company may sell the Securities to one or more underwriters for public offering and sale by them or may sell the Securities to investors directly or through agents. The applicable Prospectus Supplement or Prospectus Supplements will set forth the terms of the offering of the Securities, including the name or names of any agents, underwriters or dealers, the purchase price of the Securities and the proceeds to be received by the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation and any discounts and commissions allowed or reallowed or paid to dealers or agents. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers or agents may be changed from time to time.

  In connection with the sale of the Securities, underwriters or agents may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the Securities for whom they may act as agent. Underwriters may sell the Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

  Underwriters, dealers and agents participating in the distribution of Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Securities may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended. Such underwriters, dealers and agents may be entitled under agreements which may be entered into by the Company to indemnification by the Company against and contribution toward certain liabilities, including liabilities under the Securities Act of 1933, as amended.

  The Securities may be distributed in one or more transactions from time to time at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

  If so indicated in the applicable Prospectus Supplement or Prospectus Supplements, the Company will authorize dealers or other persons acting as the Company's agents to solicit offers by certain institutions to purchase Securities from the Company at the public offering price set forth in the applicable Prospectus Supplement or Prospectus Supplements pursuant to delayed delivery contracts ("Contracts") providing for payment and delivery on the date or dates stated in the applicable Prospectus Supplement or Prospectus Supplements. There may be limitations on the minimum amount which may be purchased pursuant to a Contract or on the aggregate amount of Securities which may be sold pursuant to Contracts. Any such limitations will be set forth in the applicable Prospectus Supplement or Prospectus Supplements. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to the approval of the Company. The obligations of any purchaser under any Contract will not be subject to any conditions except (1) the purchase by an institution of the Securities covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject and (2) if Securities are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of such Securities less the principal amount thereof covered by Contracts.

  The Securities will be a new issue of securities with no established trading market. Any underwriters or agents to or through whom Securities are sold by the Company for public offering and sale may make a market in such Securities, but such underwriters and agents will not be obligated to do so and may discontinue any market-making at any time without notice. No assurance can be given as to the liquidity of the trading market for any Securities.

  Certain of the underwriters, dealers and/or agents and their associates may be customers of, engage in transactions with and perform services for the Company, including its subsidiaries, in the ordinary course of business.

                                    EXPERTS

  The consolidated financial statements of the Company appearing in FBS' Annual Report on Form 10-K for the year ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             VALIDITY OF SECURITIES

  The validity of the Securities will be passed upon for the Company by Dorsey & Whitney LLP, 220 South Sixth Street, Minneapolis, Minnesota 55402 and for any underwriters or agents by Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017. Davis Polk & Wardwell will rely as to all matters governed by Minnesota law on the opinions of Dorsey & Whitney LLP and Lee R. Mitau, Esq., General Counsel of the Company, and Dorsey & Whitney LLP will rely as to all matters governed by New York law on the opinion of Davis Polk & Wardwell. Dorsey & Whitney LLP and certain of its members are indebted to and have other banking and trust relationships with certain banking subsidiaries of the Company.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

 NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY IN-FORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFER-ENCE IN THIS PROSPECTUS OR THE APPLICABLE PROSPECTUS SUPPLEMENT OR PROSPECTUS SUPPLEMENTS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER OR AGENT. THIS PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT OR PROSPECTUS SUPPLEMENTS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY AND THEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. THE DE-LIVERY OF THIS PROSPECTUS OR THE APPLICABLE PROSPECTUS SUPPLEMENT OR PROSPECTUS SUPPLEMENTS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATES.

                                ---------------

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
Available Information.....................................................   2
Incorporation of Certain Documents by Reference...........................   2
First Bank System, Inc....................................................   3
Use of Proceeds...........................................................   3
Ratios of Earnings to Fixed Charges and to Combined Fixed Charges and
 Preferred Stock Dividends................................................   3
Description of Debt Securities............................................   4
Description of Preferred Stock............................................  10
Description of Depositary Shares..........................................  14
Description of Debt Warrants..............................................  17
Foreign Currency Risks....................................................  18
Plan of Distribution......................................................  20
Experts...................................................................  21
Validity of Securities....................................................  21

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


                                 $1,500,000,000

                                                     FIRST BANK SYSTEM, INC.
LOGO

      DEBT SECURITIES,PREFERRED STOCK,DEPOSITARY SHARES AND DEBT WARRANTS

                                ---------------

                                   PROSPECTUS

                                ---------------

                              APRIL   , 1996

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      SEC registration fee......................................... $  240,690
      Accountants' fees and expenses...............................     20,000
      Attorneys' fees and expenses.................................     75,000
      Trustee's and Depositary fees and expenses...................     75,000
      Printing and engraving expenses..............................     75,000
      Fees and expenses of trustees................................    100,000
      State qualification fees and expenses........................     35,000
      Rating agencies' fees........................................    450,000
      Miscellaneous................................................     50,172
                                                                    ----------
          Total.................................................... $1,045,862*
                                                                    ==========

- --------
   * All fees and expenses other than the SEC registration fee are estimated. The expenses listed above will be paid by the Company.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Section 145 of the Delaware General Corporation Law contains detailed provisions for indemnification of directors and officers of Delaware corporations against expenses, judgments, fines and settlements in connection with litigation.

  Article Ninth of the Company's Restated Certificate of Incorporation, as amended, provides that a director shall not be liable to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the Delaware statutory provision making directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions or (iv) for any transaction for which the directors derived an improper personal benefit.

  The Bylaws of the Company provide that the officers and directors of the Company and certain others shall be indemnified to substantially the same extent permitted by Delaware law.

  The Company maintains a standard policy of officers' and directors' insurance.

  In the Underwriting Agreement, a form of which is filed as Exhibit 1.1 hereto, and in the Distribution Agreement, a form of which is filed as Exhibit
1.2 hereto, the Underwriters and the Agents, respectively, will agree to indemnify, under certain conditions, the Company, its directors, certain of its officers and persons who control the Company within the meaning of the Securities Act of 1933, as amended (the "Act") against certain liabilities.

ITEM 16. LIST OF EXHIBITS


     1.1 Proposed form of Underwriting Agreement (incorporated by reference to Exhibit 1.1 to the Company's Registration
               Statement on Form S-3 (File No. 33-58521))
     1.2 Proposed form of Distribution Agreement (incorporated by reference to Exhibit 1.2 to the Company's Registration
               Statement on Form S-3 (File No. 33-58521))
     4.1 Indenture dated as of October 1, 1991 between the Company and Citibank, N.A., as Senior Note Trustee (incorporated by reference to Exhibit 4.1 to the Company's Current Re-port on Form 8-K dated November 12, 1991)


      4.2      Indenture dated as of October 1, 1991 between the Company
               an Citibank, N.A., as Subordinated Note Trustee, as
               amended by a First Supplemental Indenture dated as of
               April 1, 1993 (incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K dated November
               12, 1991 and Exhibit 4.1 to the Company's Current Report
               on Form 8-K dated April 26, 1993)
      4.3      Form of Senior Note (included as part of Exhibit 4.1)
      4.4      Form of Subordinated Note (included as part of Exhibit
               4.2)
      4.5      Proposed form of Debt Securities Warrant Agreement (incor-
               porated by reference to Exhibit 4.5 to the Company's Reg-
               istration Statement on Form S-3 (File No. 33-39303))
      4.6      Proposed form of Debt Securities Warrant Certificate (in-
               cluded as part of Exhibit 4.5)
      4.7      Proposed Form of Certificate of Designations*
      4.8      Proposed form of Deposit Agreement*
      5.1      Opinion and consent of Dorsey & Whitney LLP*
     12.1      Computation of ratio of earnings to fixed charges and to
               combined fixed charges and preferred stock dividends*
     23.1      Consent of Ernst & Young LLP*
     23.2      Consent of Dorsey & Whitney LLP (included as part of Ex-
               hibit 5.1)
     24.1      Power of attorney from directors of the Company signing by an attorney-in-fact*
     25.1      Form T-1 Statement of Eligibility and Qualification under
               the Trust Indenture Act of 1939 of Citibank, N.A.*

- --------

   *Previously filed.

ITEM 17. UNDERTAKINGS

  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in the information set forth in the registration statement;

    Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING A FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF MINNEAPOLIS, STATE OF MINNESOTA, ON MARCH 28, 1996.

                                          First Bank System, Inc.

                                                 /s/ John F. Grundhofer
                                          By: _________________________________
                                                     John F. Grundhofer
                                                Chairman, President and Chief
                                                      Executive Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSON IN THE CAPACITIES INDICATED BELOW ON MARCH 28, 1996.

                 SIGNATURE                                     TITLE
                 ---------                                     -----


        /s/ John F. Grundhofer              Chairman, President, Chief Executive
___________________________________________   Officer and Director (principal executive
            John F. Grundhofer                officer)

          /s/ Susan E. Lester               Executive Vice President and Chief
___________________________________________   Financial Officer (principal financial
              Susan E. Lester                 officer)

          /s/ David J. Parrin               Senior Vice President and Controller
___________________________________________   (principal accounting officer)
              David J. Parrin

          Arthur D. Collins, Jr.*           Director
___________________________________________
          Arthur D. Collins, Jr.

              Peter H. Coors*               Director
___________________________________________
              Peter H. Coors

              Roger L. Hale*                Director
___________________________________________
               Roger L. Hale

            Delbert W. Johnson*             Director
___________________________________________
            Delbert W. Johnson

                                            Director
___________________________________________
              Norman M. Jones

              John H. Kareken*              Director
___________________________________________
              John H. Kareken

           Richard L. Knowlton*             Director
___________________________________________
            Richard L. Knowlton


              Jerry W. Levin*               Director
___________________________________________
              Jerry W. Levin

             Kenneth A. Macke*              Director
___________________________________________
             Kenneth A. Macke

          Marilyn Carlson Nelson*           Director
___________________________________________
          Marilyn Carlson Nelson

            Edward J. Phillips*             Director
___________________________________________
            Edward J. Phillips

              James J. Renier*              Director
___________________________________________
              James J. Renier

             S. Walter Richey*              Director
___________________________________________
             S. Walter Richey

            Richard L. Robinson*            Director
___________________________________________
            Richard L. Robinson

             Richard L. Schall*             Director
___________________________________________
             Richard L. Schall

             Lyle E. Schroeder*             Director
___________________________________________
             Lyle E. Schroeder


       /s/ David J. Parrin
*By: ________________________________
           David J. Parrin
           Attorney-in-fact